                                                                   Exhibit 10.12

          THIS OPTION IS NOT, AND SHALL NOT BE TREATED AS AN INCENTIVE
         STOCK OPTION, AS DEFINED IN SECTION 422 OF THE INTERNAL REVENUE
                            CODE OF 1986, AS AMENDED.

                              HEALTHGATE DATA CORP.
                             STOCK OPTION AGREEMENT

                   THIS STOCK OPTION AGREEMENT is entered into by and between HealthGate Data Corp., a Delaware corporation (the "Company"), and Edson de Castro ("Optionee").

                                   WITNESSETH:

          WHEREAS, the Company has a Stock Option Plan pursuant to which stock options may be granted (the "Stock Option Plan"); and

          WHEREAS, the Company and Optionee desire to enter into this Agreement concerning the grant by the Company of stock options to Optionee, pursuant to the Stock Option Plan;

          NOW, THEREFORE, in consideration of the covenants herein set forth, the parties agree as follows:

          1. SHARES: PRICE; VESTING; TERM. As of December 9, 1996 (the "Grant Date"), the Company grants Optionee an option to purchase 150 shares of its Common Stock, par value $0.01 per share (the "Option Shares"), at a price of $231.00 per share (which price is at least equal to the fair market value of the stock on the Grant Date, as determined in good faith by the Board of Directors).

                   Subject to earlier termination described herein, the Option shall terminate entirely at the close of business on December 9, 2001.

          2. VESTING. The options granted hereunder are contingent upon the Optionee performing services for the Company as a consultant. Options for the purchase of 50 shares shall vest upon each completion of 25 hours of consulting services rendered by Optionee between the Grant Date and March 31, 1997.


          Hours of Consulting Services Prior to 3/31/97                          Options Vested
          ---------------------------------------------
                   0-24                                                                  0
                   25-49                                                                50
                   50-74                                                               100
                   75 or more                                                          150


          Upon vesting the options will be immediately exercisable.

          3. EXERCISE. Optionee may exercise this Stock Option from time to time as hereinabove provided, by delivery to the Company, as to each such exercise, at its principal office of (a) written notice of exercise of this Stock Option, stating the number of shares then being purchased hereunder; (b) a check or cash in the amount of the full purchase price of such shares; (c) a check or cash in the amount of federal, state and local withholding taxes, if any, required to be withheld and paid by the Company as a result of such exercise; and (d) such other documents or instruments as may be required by any then applicable federal or state laws or regulations, or regulatory agencies pertaining to this Stock Option, any exercise thereof and/or any offer, issue, sale or purchase of any shares covered by this Stock Option. Not less than one share may be purchased at one time. After the Company shall have received all of the foregoing, the Company shall proceed with reasonable promptness to issue the shares so purchased upon such exercise of the Stock Option; provided, however, that Optionee or any person or persons entitled to exercise this Option under Section 5 hereof shall not be or be deemed to be the record or beneficial owner of any such shares purchased upon any exercise of this Stock Option until and unless the stock certificate or certificates evidencing such shares actually shall have been issued. Except as provided in Sections 4 and 5 hereof, Optionee may exercise this Stock Option only if, on the date of exercise, Optionee has been continuously a consultant or a Director of the Company since the Grant Date.

          4. TERMINATION OF SERVICES. Notwithstanding the provisions of Section 3 hereof, if Optionee shall cease to render services to the Company (whether as a Director or consultant) for any reason other than Optionee's death, Optionee may exercise this Stock Option (to the extent he or she was entitled to do so at the termination of services) at any time and from time to time within three (3) months after such termination, but in no event after the expiration of this Stock Option; provided, however, that if the optionee's services terminate due to the permanent and total disability of Optionee, Optionee may exercise this Stock Option (to the extent Optionee was entitled to do so at the termination of Optionee's services) only at any time and from time to time within twelve (12) months after such termination, but in no event after the expiration of this Stock Option. No provision of the Stock Option Plan or this Stock Option shall confer any right to continue as a Director or consultant of the Company or interfere in any way with the right of the Company to terminate services at any time.

         5. DEATH OF OPTIONEE; NO ASSIGNMENT. This Stock Option shall not be assignable or transferable except by will or by the laws of descent and distribution and shall be exercisable during Optionee's lifetime only by Optionee. If Optionee shall die while serving as a director or consultant to the Company, Optionee's personal representative or the person entitled to succeed to his or her rights hereunder shall have the right, at any time and from time to time within three (3) months after the date of Optionee's death, and prior to the expiration or termination of this Stock Option pursuant to Section 1 hereof, to exercise this Stock Option to the extent that Optionee was entitled to exercise this Stock Option at the date of Optionee's death.

         6. NO RIGHTS AS STOCKHOLDER. Optionee shall have no rights as a stockholder with respect to the Common Stock covered by this Stock_ Option until the date of the issuance of a stock certificate or stock certificates to Optionee. No adjustment will be made for dividends or other rights for which the record date (or if there is no record date established, then the date established for the distribution of such dividend or right) is prior to the date such stock certificates are issued.

         7. CONDITIONS OF RESALE. Optionee agrees to comply with all applicable federal and state securities laws and rules and regulations thereunder in connection with the resale of any shares of Common Stock which shall have been received upon exercise of this Option, and Optionee further agrees to comply with all requirements of the Company with respect to the timing of such resale which may be reasonably imposed by the Company as conditions of such resale. Optionee will, as a condition to exercise of the Option, enter into an agreement with the Company pursuant to which the Company shall have a right of first refusal with respect to the transfer of the Option Shares. Such agreement shall be in the form acceptable to the Company and may include other provisions concerning transfer or voting of the Option Shares which are applicable to other stockholders of the Company. The Company may, in its discretion, place a legend on stock certificates issued in connection with the exercise, of this Stock Option in order to insure compliance with the Securities Act of 1933, as amended and the Stockholders' Agreement.

         8. ADJUSTMENTS FOR STOCK SPLITS, ETC. In the event of any change in the outstanding Common Stock of the Company by reason of a stock dividend, recapitalization, merger, consolidation, stock split, combination or exchange of shares, or the like, the number and class of shares available under this Agreement and the Stock Option prices shall be appropriately adjusted by the Board of Directors of the Company, whose determination shall be conclusive.

          9. THIS AGREEMENT SUBJECT TO STOCK OPTION PLAN. This Agreement is made pursuant to all of the provisions of the Stock Option Plan, and is intended, and shall be interpreted in a manner, to comply therewith. Any provision hereof inconsistent with the Stock Option Plan shall be superseded and governed by the Stock Option Plan.

          10. MISCELLANEOUS. Section and other headings are included herein for reference purposes only and shall not be construed or interpreted as part of this Agreement.

          Wherever and whenever the context of this Agreement shall so require, the masculine, feminine and neuter gender of any noun or pronoun shau include any or all of the other genders and the singular shall include the plural and the plural shall include the singular.

          Optionee understands that this Stock Option thus will not be treated as an "Incentive Stock Option" pursuant to Section 422 of the Internal Revenue Code of 1986.

          This Agreement may be executed in several counterparts, all of which shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective December 9, 1996.

                                           HEALTHGATE DATA CORP.

                                           By:   /s/ William S. Reece
                                                 --------------------
                                                     William S. Reece
                                                     President

Optionee

/s/ Edson De Castro
-------------------
Edson de Castro